QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
MQ Associates, Inc. and Subsidiaries

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of MEDQUEST, INC. on Form S-4 (No. 333-101399) of our report dated January 25, 2001, except for Note 19 as to which the date is June 21, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts", "Summary Consolidated Financial Information" and "Selected Historical Financial Data" in such Prospectus.

/s/ ELLIOTT DAVIS, LLC

ELLIOTT DAVIS, LLC
Greenville, South Carolina
April 17, 2003

QuickLinks

INDEPENDENT AUDITOR'S CONSENT